UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

VSEE HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41015	86-2970927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

980 N Federal Hwy #304 Boca Raton, Florida	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (754) 231-1688

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VSEE	The Nasdaq Stock Market LLC
Warrants, which entitles the holder to purchase one (1) share of common stock at a price of $11.50 per whole share	VSEEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

In a private placement transaction, on September 30, 2024, VSee Health, Inc. (the “Company”) entered into a securities purchase agreement (the “SPA”) with an institutional investor (the “Investor”). Pursuant to the SPA, the Company agreed to issue the Investor senior secured convertible notes in the aggregate original principal amount of $2,222,222.22 (the “Note”), and also issue to the Investor (i) warrants with an exercise period of five years to purchase up to 740,741 shares of Company common stock, par value $0.0001 per share (“Common Stock”), at an exercise price of $2.25 per share (the “Warrants”), and (ii) 100,000 shares of Company common stock as “commitment shares” to the Investor.

The Company is the issuer of the Note, and its respective subsidiaries will guaranty the obligations under the Note pursuant to a Guaranty, dated September 30, 2024 (the “Guaranty”). The Note will be fully secured by collateral of the Company and its subsidiaries. The security interest in favor of the Investor, as collateral agent, will cover substantially all assets of the Company including, without limitation, the intellectual property, trademark, and patent rights of the Company. The parties entered into a Security Agreement (the “Security Agreement”) and certain intellectual property security agreements granting such security interest in favor of the Investor.

Form of Note. In connection with the SPA, the Company issued to the Investor the Note on September 30, 2024, which bears an interest rate of 10% per annum and is due and payable on March 30, 2026. The Note may not be converted by the Investor into shares of common stock if such conversion would result in the Investor and its affiliates owning in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of all shares issuable upon conversion of the Note. The Note provides for certain events of default that are typical for a transaction of this type, including, among other things, any breach of the representations or warranties made by the Company or its subsidiaries. In connection with any event of default that results in the acceleration of payment of the Note and while it is continuing, the interest rate on the Note shall accrue at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted under applicable law.

Form of Warrant. In connection with the SPA, the Company issued to the Investor an aggregate of 740,741 Warrants exercisable over a period of five years for shares of Common Stock at an exercise price equal to $2.25 per share.

Registration Rights Agreement. In connection with the SPA, the Company entered into a Registration Rights Agreement with the Investor, dated September 30, 2024 (the “RRA”). The RRA provides that the Company will file a registration statement to register the shares of Common Stock underlying the Note, the Warrants and the commitment shares.

Lock-Up Agreement. In connection with the SPA, the directors and officers of the Company each entered into a lock-up agreement (the “Lock-Up Agreement”), pursuant to which each agreed to, from the date of the Lock-Up Agreement until the Note under the SPA is no longer outstanding, subject to certain customary exceptions, not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended with respect to any shares of Common Stock of the Company or securities convertible, exchangeable or exercisable into, shares of Common Stock of the Company beneficially owned, held or hereafter acquired by the person signing the Lock-Up Agreement.

The foregoing descriptions of the SPA, the Note, the Warrants, the RRA, the Security Agreement, the Guaranty and the Lock-Up Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the SPA, the Note, the Warrants, the RRA, the Security Agreement, the Guaranty and the Lock-Up Agreement, respectively filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5, Exhibit 10.6 and Exhibit 10.7 hereto and incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Form of Securities Purchase Agreement, dated as of September 30, 2024, by and among the Company and the Investor

10.2	Form of Note, dated September 30, 2024

10.3	Form of Warrant, dated September 30, 2024

10.4	Form of Registration Rights Agreement dated as of September 30, 2024 by and among the Company and the Investor

10.5	Form of Security Agreement, dated September 30, 2024

10.6	Form of Guaranty, dated September 30, 2024

10.7	Form of Lock-Up Agreement, dated September 30, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2024	VSEE HEALTH, INC.

	By:	/s/ Imoigele Aisiku
	Name:	Imoigele Aisiku
	Title:	Co-Chief Executive Officer